EXHIBIT 99.4

Worthington Steel Announces Appointment of Scott Kelly to Board of Directors

12/18/2024

COLUMBUS, OHIO --(BUSINESS WIRE)--Worthington Steel, Inc. (NYSE: WS) announced today the appointment of Scott Kelly to the Worthington Steel Board of Directors, effective immediately. Kelly will serve as a member of the Nominating and Governance Committee of the Board. Following the appointment of Kelly, the Board will be comprised of 11 directors, eight of whom are independent.

“We are pleased to welcome Scott Kelly to the Worthington Steel Board,” said Worthington Steel Executive Chairman John Blystone. “Scott brings deep experience in leading operations for energy infrastructure and utility services, as well as manufacturing for the heavy-duty automotive industry and will be invaluable as we continue to execute on our growth strategy and our vision to drive the metals industry into a more sustainable future.”

Kelly, 59, is senior vice president of operations for NPL Construction Company, a subsidiary of Centuri Group, Inc., a strategic infrastructure services company that builds and maintains utility energy networks across the U.S. and Canada. Kelly has been in his current role since November 2024. Prior to that, he spent three years as Centuri’s senior vice president of strategic alliances and planning, where he focused on growing the business’ geographic footprint. Before joining Centuri, Kelly served in roles including senior vice president of supply chain at NiSource, senior vice president at AES Ohio and president of Dayton Power & Light Energy Resources. Along with three decades of experience in infrastructure and utility industries, Kelly spent six years in manufacturing leadership with Rockwell International, a maker of heavy-duty truck axles.

Kelly takes an active role in the community and has served on several nonprofit boards, including Big Brothers Big Sisters of Miami Valley, Children’s Hospital of Dayton, Ohio and United Way of Union County, Ohio. He was also a member of the University of Dayton Advisory Board for the School of Engineering for two years. Kelly earned his bachelor’s degree from Carnegie Mellon University and an MBA from Xavier University.

About Worthington Steel

Worthington Steel (NYSE:WS) is a metals processor that partners with customers to deliver highly technical and customized solutions. Worthington Steel’s expertise in carbon flat-roll steel processing, electrical steel laminations and tailor welded solutions are driving steel toward a more sustainable future.

As one of the most trusted metals processors in North America, Worthington Steel and its approximately 5,000 employees harness the power of steel to advance our customers’ visions through value-added processing capabilities including galvanizing, pickling, configured blanking, specialty cold reduction, lightweighting and electrical lamination. Headquartered in Columbus, Ohio, Worthington Steel operates 32 facilities in seven states and six countries. Following a people-first Philosophy, commitment to sustainability and proven business system, Worthington Steel’s purpose is to generate positive returns by providing trusted and innovative solutions for customers, creating opportunities for employees and strengthening its communities.

Safe Harbor Statement

Worthington Steel wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995 (the “Act"). Statements by Worthington Steel which are not historical information constitute "forward-looking statements" within the meaning of the Act. All forward-looking statements are subject to risks and uncertainties which could cause actual results to differ from those projected. Factors that could cause actual results to differ materially include risks, uncertainties and impacts described from time to time in Worthington Steel’s filings with the Securities and Exchange Commission.

Melissa Dykstra
Vice President

Corporate Communications and Investor Relations
Phone: 614-840-4144
Melissa.Dykstra@worthingtonsteel.com

Source: Worthington Steel, Inc.

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